                                                FILED PURSUANT TO RULE 424(b)(3)
                                                      REGISTRATION NO. 333-76346

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED JANUARY 15, 2002)

                                 925,862 Shares

                         BOSTON SCIENTIFIC CORPORATION

                                  Common Stock

                             ---------------------

    This prospectus supplement supplements and replaces in its entirety the prospectus dated January 15, 2002, of Boston Scientific Corporation relating to the sale by certain of our stockholders (and their transferees, pledgees, donees and successors) of our common stock. This prospectus supplement, and the Selling Stockholder Table contained herein, supercedes the information contained in the prospectus.

    Selling stockholders identified in this prospectus supplement may sell up to 925,862 shares of common stock of Boston Scientific Corporation. All of the selling stockholders received the shares being offered through our acquisition of RadioTherapeutics Corporation. BSC will not receive any of the proceeds from the sale of shares by the selling stockholders. BSC's common stock is listed on the New York Stock Exchange under the symbol "BSX". On January 30, 2002 the last sale price of the common stock, as reported on the NYSE, was $22.05 per share. When used in this Prospectus Supplement, the term "selling stockholder" includes donees, transferees, pledgees and other successors in interest.

                             ---------------------

    Investing in the common stock of BSC involves a high degree of risk. See "Forward Looking Statements" beginning on page 4.

                             ---------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             ---------------------

    The selling stockholders may sell all or a portion of their shares of common stock described in this prospectus through one or more in public or private transactions, including underwritten transactions, on or off the New York Stock Exchange, at prevailing market prices, or at privately negotiated prices. The selling stockholders may sell shares directly to purchasers or through brokers or dealers or an underwritten offering. Brokers, dealers or underwriters may receive compensation in the form of discounts, concessions or commissions from the selling stockholders. More information is provided in the section titled "Plan of Distribution."

          The date of this Prospectus Supplement is January 31, 2002.

                               TABLE OF CONTENTS

                                                                PAGE
                                                              --------
Where You Can Find More Information.........................      2
Incorporation Of Certain Documents By Reference.............      2
Forward-Looking Statements..................................      4
The Company.................................................      7
Use of Proceeds.............................................      7
Selling Stockholders........................................      8
Plan of Distribution........................................     14
Legal Matters...............................................     15
Experts.....................................................     15

                      WHERE YOU CAN FIND MORE INFORMATION

    We file reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file at:

    - the Public Reference Room of the SEC, 450 Fifth Street, N.W., Washington, DC 20549; and

    - the public reference facilities at the SEC's regional office located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661.

    You can also obtain copies of any documents we file at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's Website at http://www.sec.gov. Reports and other information concerning us can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

    We have filed with the SEC a registration statement on Form S-3 (together with any amendments or supplements thereto, the "Registration Statement") under the Securities Act covering the shares of common stock offered hereby. As permitted by the SEC, this prospectus supplement, which constitutes a part of the Registration Statement, does not contain all the information included in the Registration Statement. Such additional information may be obtained from the locations described above. Statements contained in this prospectus supplement as to the contents of any document are not necessarily complete. You should refer to the document for all the details.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, before the registration statement, of which this prospectus supplement is a part, is withdrawn or all of the shares of common stock registered hereunder have been sold:

    - our Annual Report on Form 10-K for the fiscal year ended December 31, 2000 filed on April 2, 2001;

    - our definitive Proxy Statement filed on April 6, 2001;

    - our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001;

    - our Current Report on Form 8-K filed on February 22, 2001;

    - our Current Report on Form 8-K filed on May 1, 2001; and

    - our Registration Statements pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purposes of updating any such description.

    You may request a copy of these filings, without exhibits, at no cost, by writing or telephoning Investor Relations at the following address:

        Boston Scientific Corporation.
       One Boston Scientific Place
       Natick, Massachusetts 01760-1537
       Attention: Investor Relations
       (508) 650-8555

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT (INCLUDING THE INFORMATION INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT). WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS SUPPLEMENT. THE SELLING STOCKHOLDERS WILL OFFER TO SELL, AND SEEK OFFERS TO BUY, SHARES OF COMMON STOCK ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED. THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT IS ACCURATE ONLY AS OF THE DATE OF THIS PROSPECTUS SUPPLEMENT, REGARDLESS OF THE TIME OF DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR OF ANY SALE OF OUR COMMON STOCK. IN THIS PROSPECTUS SUPPLEMENT, "BOSTON SCIENTIFIC," "WE," "US" AND "OUR" REFERS TO BOSTON SCIENTIFIC CORPORATION (UNLESS THE CONTEXT OTHERWISE REQUIRES).

                           FORWARD-LOOKING STATEMENTS

    This prospectus supplement, including the documents incorporated by reference contains "forward-looking statements" within the meaning of
Section 27A of the Securities Act and Section 21E of the Exchange Act. We intend the forward-looking statements to be covered by the safe harbor for forward-looking statements in these sections. These forward-looking statements include, without limitation, statements about our market opportunity, strategies, competition, expected activities, expected profitability and investments as we pursue our business plan, and the adequacy of our available cash resources. These forward-looking statements are usually accompanied by words such as "believe," "anticipate," "plan," "seek," "expect," "intend" and similar expressions. The forward-looking information is based on various factors and was derived using numerous assumptions.

    Forward-looking statements necessarily involve risks and uncertainties, and our actual results could differ materially from those anticipated in the forward-looking statements due to a number of factors, including those set forth below and elsewhere in this prospectus supplement. The factors set forth below and other cautionary statements made in this prospectus supplement should be read and understood as being applicable to all related forward-looking statements wherever they appear in this prospectus supplement. The forward-looking statements contained in this prospectus supplement represent our judgment as of the date of this prospectus supplement. We caution readers not to place undue reliance on such statements. We undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

    An example of forward-looking statements discussed in this prospectus supplement (including the documents incorporated by reference in this prospectus supplement) include, but are not limited to, statements with respect to, and our performance may be affected by:

    - our ability to timely implement our global operations plan within our cost estimates, to retain and attract employees as we implement our plant optimization initiative, to effectively manage our inventories during the plan's transition period and to achieve estimated operating savings;

    - our ability to achieve manufacturing cost declines, gross margin benefits and inventory reductions from our manufacturing process and supply chain programs;

    - our ability to realize benefits from the Embolic Protection Incorporated, Catheter Innovations Incorporated, Quanam Medical Corporation, Interventional Technologies, Inc., RadioTherapeutics Corporation and Cardiac Pathways Corporation acquisitions, including purchased research and development;

    - our ability to manage accounts receivable, manufacturing costs and inventory levels and mix, and to react effectively to the changing managed care environment, reimbursement levels and worldwide economic and political conditions;

    - the potential impacts of continued consolidation among health care providers, trends toward managed care, disease state management and economically motivated buyers, health care cost containment, the financial viability of health care providers, more stringent regulatory requirements and more vigorous enforcement activities;

    - management's ability to position us to take advantage of opportunities that exist in the markets we serve;

    - our continued commitment to refine existing products and procedures and to develop new technologies that can reduce risk, trauma, cost, procedure time, and the need for aftercare;

    - our ability to develop and launch products on a timely basis, including products resulting from purchased research and development and increased research and development spending;

    - risks associated with international operations;

    - the potential effect of foreign currency fluctuations on revenues, expenses and resulting margins and the trend toward increasing sales and expenses denominated in foreign currencies;

    - our ability to maintain our effective tax rate for 2001 and to substantially recover our net deferred tax assets;

    - our ability to meet our projected cash needs and obtain additional financing, if necessary;

    - our ability to manage our relationship with Medinol during the pendency of the litigation and the outcome of the litigation;

    - NIR-Registered Trademark- coronary stent sales as a percentage of worldwide sales and the mix of coronary stent platforms;

    - volatility in the coronary stent market, competitive offerings and the timing of submission for and receipt of regulatory approvals to market new coronary and peripheral stent platforms;

    - our ability to compete in the coronary stent markets;

    - the decline of global NIR-Registered Trademark- coronary stent market share as physicians acceptance of the current NIR-Registered Trademark-coronary stent platform erodes;

    - the development of competing or technologically advanced products by our competitors;

    - the effect of litigation and compliance activities on our legal provision and cash flow;

    - the impact of stockholder class action, patent, product liability, Federal Trade Commission, Medinol and other litigation, as well as the outcome of the U.S. Department of Justice investigation and the adequacy of our product liability insurance;

    - the potential impact resulting from the euro conversion, including competitive implications related to pricing, and foreign currency considerations; and

    - the timing, size and nature of strategic initiatives and research and development platforms available to us.

    Several other important factors, in addition to the specific factors discussed in connection with such forward-looking statements individually, could affect our future results and growth rates and could cause those results and rates to differ materially from those expressed in the forward-looking statements contained herein. Such additional factors include, among other things, future economic, competitive and regulatory conditions, demographic trends, third-party intellectual property, financial market conditions, our future business decisions and those of our competitors, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Therefore, we wish to caution each reader of this prospectus supplement to consider carefully these factors as well as the specific factors discussed with each forward-looking statement in this prospectus supplement and as disclosed in our filings with the SEC as such factors, in some cases, have affected, and in the future (together with other factors) could affect, our ability to implement our business strategy and may cause actual results to differ materially from those contemplated by the statements expressed herein.

                                  THE COMPANY

    Boston Scientific is a worldwide developer, manufacturer and marketer of less invasive medical devices. Our products are used in a broad range of interventional medical specialties, including:

    - interventional cardiology;

    - electrophysiology;

    - gastroenterology;

    - neuro-endovascular therapy;

    - pulmonary medicine;

    - interventional radiology;

    - oncology;

    - urology; and

    - vascular surgery.

    Our products are generally inserted into the human body through natural openings or small incisions in the skin and can be guided to most areas of the anatomy to diagnose and treat a wide range of medical problems. These products provide effective alternatives to traditional surgery by reducing risk, trauma, cost, procedure time and the need for aftercare.

    We are incorporated under the laws of the State of Delaware. Our principal executive offices are located at One Boston Scientific Place, Natick, Massachusetts 01760-1537. Our telephone number is (508) 650-8000. Our address on the World Wide Web is http://www.bsci.com. The information on our web site is not incorporated by reference into this prospectus supplement and should not be considered to be a part of this prospectus supplement.

                                USE OF PROCEEDS

    All of the net proceeds from the sale of the common stock of Boston Scientific covered by this prospectus supplement will go to the stockholders who offer and sell their shares. Accordingly, we will not receive any of the proceeds from any sales of this common stock.

                              SELLING STOCKHOLDERS

    All of the selling stockholders listed below received the shares being offered hereby in connection with our acquisition of RadioTherapeutics Corporation ("RTC"). Under an agreement and plan of merger dated as of November 7, 2001, we agreed to register the common stock of Boston Scientific issued to the selling stockholders and to keep the registration statement effective until the shares offered hereby first become available for resale pursuant to Rule 144 under the Securities Act or until all of the registered shares have been sold, whichever comes first. Our registration of the common stock held by the selling stockholders does not necessarily mean that the selling stockholders will sell all or any of their shares.

    None of our directors or executive officers are selling shares in this offering. This prospectus supplement covers the offer and sale by each selling stockholder of all of their Boston Scientific common stock received in connection with our acquisition of RTC. After the completion of the offering, if all of the shares of common stock covered by this prospectus supplement are sold, each selling stockholder will no longer own any Boston Scientific common stock received in connection with our acquisition.

    Set forth below are (i) the names of each selling stockholder, and (ii) the maximum number of shares of common stock each selling stockholder received as a result of our acquisition of RTC. Over the last three years, Messrs. Auth, Behl, Curtis, French, Rosati and Starling were directors of RTC and Messrs. Behl, Curtis and French were executive officers of RTC prior to its acquisition by Boston Scientific. In addition, some of the selling stockholders listed below are current or former employees or consultants of RTC. The information contained in the table below has been provided by the selling stockholders.

SHAREHOLDER                                                   SHARES OFFERED
-----------                                                   --------------
Alter, Aaron J..............................................             131
Amantea, Denise M...........................................             178
Arrieta, Aileen L...........................................              35
Atherton Venture Fund I, LLC................................           4,824
Austin, Alan K..............................................             527
Auth, David C., Ph.D........................................         109,331
Axelrad, Jonathan...........................................              35
BARB Associates LLC.........................................           2,413
Barclay, Michael............................................             163
Barry, Henry V..............................................             258
Behl Family Trust U/D/T dated 8/8/91........................         232,066
Behl Family Trust U/D/T 4/13/73.............................          22,914
Bell, Suzanne...............................................              35
Berger, David J.............................................              35
Berson, Steven..............................................              35
Bertelsen, Mark A...........................................             496
Birn, Jerome F. Jr..........................................             131

SHAREHOLDER                                                   SHARES OFFERED
-----------                                                   --------------
Bochner, Steven E...........................................             357
Bonham, Mark E..............................................              35
Bradley, Donald E...........................................             337
Braham, Tor R...............................................             349
Bremond, Harry B............................................             218
Bridges, Andrew.............................................              35
Brigadier-Anderson, Danielle................................              28
Brownell, Robert............................................              34
Burns, Tom..................................................             374
Carroll, Megan J............................................              34
Cervantes, Marta............................................              34
Char, Richard J.............................................             218
Charco Ventures.............................................           4,776
Charman Corporation.........................................          39,120
Chen, Peter P...............................................             178
Clark, Kenneth..............................................             147
Clarkson, Robert T..........................................             286
Coldwell, Douglas M., M.D...................................           1,683
Cole, Tracey................................................             399
Collom, Douglas H...........................................             258
Compass Chicago Partners, L.P...............................           7,216
Compass Venture Partners, L.P...............................           8,857
Compass Management Partners, L.P............................             748
Compass Technology Partners, L.P............................           8,181
Compton, Charles T.C........................................             129
Compton, Mary...............................................             129
Cope, Constantin, M.D.......................................           1,683
Creighton, Susan A..........................................             218
Currie, Francis S...........................................             476
Gary A. Curtis, Trustee, Courtney Curtis Educational
  Trust.....................................................          12,272
Gary A. Curtis, Trustee, Curtis Family Trust dated 7/4/91...          59,515
Danaher, Michael J..........................................             163
DeFilipps, Thomas C.........................................             206
Degolia, Richard C..........................................             131
Di Fronzo, Pascal W.........................................              34
DiBoise, James A............................................             389
Drent, Pauline..............................................           5,040
Durant, Steve C.............................................             163
Epstein, Ronald S...........................................              34
Essig, Stuart M.............................................           4,488
Fazzio, Mark................................................             350
Feldman, Boris..............................................             357
Feldman, Robert P...........................................             337
Fennell, Chris F............................................              35

SHAREHOLDER                                                   SHARES OFFERED
-----------                                                   --------------
Robert C. Fitzwilson, Trustee of the Robert C. Fitzwilson
  Trust, dated 6/24/87......................................          21,309
Flint, Elizabeth R..........................................             131
Fockler, Herbert P..........................................             171
Fore, John A................................................             218
Frank, Matthew..............................................           6,576
French Family Trust, dated 5/1/92, Glendon E. French,
  Trustee...................................................          19,133
White Dove Properties Limited Partnership...................          21,037
Gaubert Properties..........................................           1,707
Claude J. and Sandra P. Gaubert, Trustees, Gaubert Family
  Trust, dated 6/19/87......................................           1,707
Howard W. Geiger and Melissa W. Geiger, JTWROS..............           4,544
Paul M. Goeld and Carmen M. Goeld, Trustees of the Goeld
  Family Trust U/D/T dated November 8, 1996.................           5,610
Gonnella, Theresa...........................................             102
Goodrich, John B............................................             496
Jerry C. Griffin, M.D. & Janice B. Schwartz, M.D., PA
  Employees Pension Trust...................................           6,040
Gustav F. Haas, Ph.D., Trustee of the Gustav F. Haas 1991
  Trust, UA 12/5/91.........................................           1,869
Haviland, Dana D............................................             206
Helvey, William M., M.D. & Helvey, Z. Grace.................           2,805
Heslin, James M., Esq.......................................           4,925
Hofmeister, Mark............................................             210
Holstein, Howard M., Esq....................................             336
Huebschwerlen, Stacie L.....................................             374
Warren F. and Norma A. Huebschwerlen, Trustees of the
  Huebschwerlen Family Trust dated 8/30/66..................             373
Greater Bay Trust Company, Custodian for Warran
  Huebschwerlen IRA.........................................           2,805
Humphreys, Ivan H...........................................             238
Husick, Gail Clayton........................................              34
Hutchins, William Wells, M.D................................           5,610
Jack, Robert B..............................................             250
Earl L. Jackson & Julia E. Jackson as Trustees of The Earl &
  Julia Jackson Trust dated Sept. 4, 2001...................           2,805
Susan Jackson, Trustee of the Susan Jackson Trust, dated
  9/15/89...................................................          21,187
Jacobs, James L.............................................              34
Jarrard, Jerry..............................................             280
Johnson, Terry T............................................             337
Kang, Sue R.................................................             747
Kelly, Amy..................................................             210
Kermit, Eben................................................           3,699
Mark L. and Penny Kermit, Trustees of the Kermit 1987
  Trust.....................................................           3,577

SHAREHOLDER                                                   SHARES OFFERED
-----------                                                   --------------
Keusch, Gerald T............................................           2,805
Klein, Thomas C.............................................              34
Klint, Theodore C...........................................           3,739
James B. Klint, M.D. & Kristin E. Klint, Trustees of the
  Klint Family Trust U/D/T 2/1/93...........................           1,869
Kopel, Jared L..............................................             174
Kurpius, James A............................................             103
Laboskey, Peter.............................................             190
Ladra, Michael A............................................             305
Landreville, Steve..........................................           1,122
Goco, Stephanie Lao.........................................              14
Latta, Robert P.............................................             389
Laurice, Douglas M..........................................             131
Lavery, Susan...............................................             192
Lee, Sang Ho, M.D...........................................           3,739
LeVeen, Eric G..............................................             841
LeVeen, Robert F., M.D......................................           8,415
Locker, Nina F..............................................             174
Lopez, Steven...............................................           1,314
Lotz, Barbara Jeanne........................................             178
Luckinbill, Robert W........................................              34
Luong, Julie................................................              38
Lyons, Peter................................................           4,161
Mailliard, Page.............................................             131
Massey, Henry...............................................             488
Mavity, William G...........................................           2,214
William G. Mavity, Trustee of The Rebecca Mavity Bypass
  Trust U/ D/D 10/4/96......................................           1,869
McCollum, Michael...........................................           1,552
McGlynn, J. Casey...........................................             456
McLaughlin, Glen Wallace....................................           2,867
McLaughlin, Glen............................................           2,867
McLaughlin, Karen...........................................              28
Mesel, Noah D...............................................              34
Mitchell, Christopher D.....................................              35
Montgomery, Andrew..........................................              34
Morgan, Allen L.............................................             282
Murdock, Leslie F...........................................           1,869
Narayan, Radha and Subra....................................           4,674
Colin J. and S. Anne Nichols as Trustees for Nichols Family
  1995 Trust dated March 21, 1995...........................          29,733
O'Brien, Bradford C.........................................             278
O'Brien, Judith M...........................................             258
O'Donnell, Liz D............................................             109

SHAREHOLDER                                                   SHARES OFFERED
-----------                                                   --------------
O'Donnell, Michael J........................................             109
Palermo, Thomas.............................................           3,593
Parnes, Mark G..............................................             198
Petkanics, Donna M..........................................             147
Plant, Harry K..............................................             230
Priest, Gregory.............................................              34
Rabson, Michael.............................................              34
Reback, Gary L..............................................             476
Reiss, Robert...............................................           4,428
Riddle, Sharon Anne.........................................          19,070
Roos, John V................................................             289
Sutro & Co. Inc. Account C/F Mario M. Rosati IRA Rollover
  DTD 05/01/00, number GNA-R16032-D5........................           2,805
Rosati, Mario M.............................................             602
Rosati, Mario M., Esq.......................................           3,677
Mario M. Rosati, Trustee of The Mario M. Rosati Trust U/D/T
  dated 1/5/90..............................................           4,776
Roth, Ronald M..............................................             218
Saper, Jeffrey D............................................             527
Saunders, Elizabeth M.......................................              34
Schatz, Steven M............................................             268
Schloss, Harvey.............................................             103
Schneiderman, Arthur F......................................             178
Schultheis, Patrick J.......................................              34
Scott, Timothy T............................................             174
Searle Venture Capital Company..............................           2,867
Segre, David J..............................................             147
James M. Shapiro and Sarah B. Shapiro as Trustees under the
  James M. and Sara B. Shapiro Family Trust.................           3,366
Sheridan, John T............................................              35
Shields, David S., M.D......................................              56
Siegel, Kenneth M...........................................             147
The R. Simkins 1995 Trust...................................          14,634
John B. Simpson, M.D. & Rita Lynn Simpson, Trustees of the
  Simpson Family Trust U/D/T 1/12/90........................           7,479
Simpson, Carl, Jr...........................................           1,683
Smilan, Laurie B............................................             131
Solis, Beatrice.............................................              34
Sonsini, Larry W............................................           1,288
Sparks, Timothy J...........................................             218
Starling, William...........................................           4,207
William N. Starling, Jr. and Dana Gregory Starling, Trustees
  of the Starling Family Trust, U/D/T August 15, 1990.......          11,341
Sterling, Marcia K..........................................             206

SHAREHOLDER                                                   SHARES OFFERED
-----------                                                   --------------
Stern, Roger................................................              34
Stern, Roger A., Ph.D.......................................           3,366
Steuer, David...............................................             282
Stewart, Blair W............................................             143
Strawbridge, James N........................................              34
Paul F. Stremel, Trustee, Stremel Family Trust of 1992......           1,122
Story, Gary H...............................................             841
Story, LeAnn................................................             841
Summers, Debra S............................................             258
Sun, Chien-Hsiung...........................................           5,610
Taylor, Barry E.............................................             527
Thorne, Sandy...............................................             280
Tisch, Matt.................................................             455
Tonetti, Caroline S.........................................             268
Ueda, Rika..................................................           1,122
Valley, Kirsten.............................................           4,207
Vanyo, Bruce G..............................................             614
Vasquez, Alicia.............................................              34
Wagner, Charles J...........................................           3,104
Charles F. Wagner, Trustee, Wagner Family Trust.............             308
Walker, Ann Yvonne..........................................             206
Lawrence Way, M.D., Trustee FBO The Way Living Trust, U/A/D
  12/16/93..................................................           1,869
Weldon, Kara................................................             262
Bruce H. and Karen S. Wiener, Trustees of the Bruce H. and
  Karen S. Wiener 1985 Trust................................          28,688
Wilson, Kenneth B...........................................              34
Winawer, Lloyd..............................................              34
Wolff, Neil J...............................................             147
Josephine N. Wong and Hastings S. Wong, Trustees for the
  Wong Family Trust UAD 5/5/93..............................           1,122
Wright, Christopher.........................................              34
WS Investment Company 96A...................................             537
WS Investment Company 96B...................................             504
WS Investment Company 97A...................................           2,524
WS Investment Company 97B...................................           2,945
WTI Ventures................................................          13,815
Zeprun, Howard S............................................             147
                                                              --------------
TOTAL.......................................................         925,862
                                                              ==============

                              PLAN OF DISTRIBUTION

    We are registering shares of our common stock on behalf of the selling stockholders. As used in this prospectus supplement, "selling stockholders" includes donees, transferees, pledgees and other successors in interest (other than purchasers pursuant to this prospectus supplement) selling shares received from a named selling stockholder after the date of this prospectus supplement. We will pay for all costs, expenses and fees in connection with the registration of the shares. The selling stockholders will pay for all selling discounts and commissions, if any. The selling stockholders may offer and sell their shares from time to time in one or more of the following types of transactions (including block transactions):

    - on the New York Stock Exchange,

    - in the over-the-counter market,

    - in privately negotiated transactions, or

    - a combination of such methods of sale.

    The selling stockholders may sell their shares at prevailing market prices or at privately negotiated prices. The selling stockholders may use brokers, dealers or agents to sell their shares. The persons acting as agents may receive compensation in the form of commissions, discounts or concessions. This compensation may be paid by the selling stockholders or the purchasers of the shares for whom such persons may act as agent, or to whom they may sell as a principal, or both. The selling stockholders and any agents or broker-dealers that participate with the selling stockholders in the offer and sale of the shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933. Any commissions they receive and any profit they realize on the resale of the shares by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. Neither we nor any selling stockholder can presently estimate the amount of such compensation. Because a selling stockholder may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act of 1933, which may include delivery through the facilities of the New York Stock Exchange pursuant to Rule 153 under the Securities Act of 1933.

    The selling stockholders and any other person participating in a distribution of the securities covered by this prospectus supplement will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations under the Securities Exchange Act of 1934, including Regulation M, which may limit the timing of purchases and sales of any of the securities by the selling stockholders and any other such person. Furthermore, under Regulation M, any person engaged in the distribution of the securities may not simultaneously engage in market-making activities with respect to the particular securities being distributed for certain periods prior to the commencement of or during such distribution. All of the above may affect the marketability of the securities and the availability of any person or entity to engage in market-making activities with respect to the securities.

    We are not aware of whether the selling stockholders have entered into any agreements, understanding or arrangements with any broker-dealers regarding the sale of their shares, nor are we aware of whether there is a coordinating broker acting in connection with the proposed sale of shares by the selling stockholders.

    Selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided they meet the criteria and conform to the requirements of that rule.

                                 LEGAL MATTERS

    The validity of the shares of common stock offered in this prospectus will be passed upon Bingham Dana LLP. As of January 2, 2002, four attorneys at Bingham Dana beneficially owned an aggregate of 10,643 shares of Boston Scientific common stock.

                                    EXPERTS

    Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and financial statement schedule included or incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2000, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and financial statement schedule are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.